UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2011

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

001-34292	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code - (717) 532-6114

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Orrstown Bank (the “Bank”), the wholly-owned banking subsidiary of Orrstown Financial Services, Inc. (the “Company”), is listed as a creditor holding an unsecured nonpriority claim on the Schedules filed by Yorktown Funding, Inc. (“Yorktown”) in its case for relief under Chapter 11 of the United States Bankruptcy Code filed in the United States Bankruptcy Court for the Middle District of Pennsylvania on February 9, 2010. The case is docketed at 1:10-bk-01042-MDF. At the time of the Yorktown Bankruptcy filing, the balance outstanding on the Yorktown Line of Credit was $8,598,216, which balance remains unpaid. Additional details were disclosed in the Company’s Current Report on Form 8-K, dated March 19, 2010, filed with the Commission on March 22, 2010.

The Bank has filed a proof of claim in the amount of its pre-petition claim and has taken an active role in the bankruptcy case. The Bank participated in the negotiation of all of the salient terms of Yorktown’s Plan of Reorganization. Yorktown has arranged for exit financing with the Bank, as lead bank, and several other financial institutions. The Yorktown Plan of Reorganization was filed on May 11, 2011. The Plan provides for payment in full of all existing claims, including the Bank’s claim, which will be paid in cash on the Effective Date of the Plan. The Effective Date is scheduled to be fifteen (15) days after entry of the Bankruptcy Court Order confirming the Plan. The Bank is cautiously optimistic that the Confirmation Date could occur before August 15, 2011.

As noted above, the Bank is participating in the exit financing for Yorktown. The exit financing will be secured by first-lien mortgages on residential manufactured, modular and site-built homes already owned by Yorktown, as well as a first-lien mortgage on additional real estate collateral provided by the guarantor. The total credit exposure to the Bank under the newly underwritten exit financing is $8,998,000. In addition to the exit financing, the Bank, as lead bank, and several other financial institutions will provide a credit facility to a newly formed entity, with related principles, to continue operations similar to that of Yorktown. Advances under the new facility are expected to be approximately $16,000,000 of which the Bank’s share is expected to be $7,800,000. These advances will be secured by a UCC-1 filing, recorded assignments of first-lien mortgages on the residential manufactured, modular and site-built homes, and the original promissory notes for loans originated by the newly formed entity with proceeds of the new credit facility.

Safe Harbor Statement: Certain of the statements made in this Report are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors, including, without limitation, those risks and uncertainties detailed in the Company’s other filings with the Securities and Exchange Commission. Any such forward-looking statements set forth above are valid only as of the date of this report and the Company disclaims any obligation to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 12, 2011	By:	/S/ THOMAS R. QUINN, JR.
Thomas R. Quinn, Jr.
President and Chief Executive Officer